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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Nos. 33-86880, 33-86892, 33-93340, 333-3192, 333-48069,
and 333-48073) of our report dated February 28, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of Virbac Corporation on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated February 28, 2001 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

Fort Worth, Texas
March 20, 2001